   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 10, 1996


                                                      REGISTRATION NO. 333-13613
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                AMENDMENT NO. 3

                                       TO

                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                          COAST DENTAL SERVICES, INC.
             (Exact name of registrant as specified in its charter)

                            ------------------------

            DELAWARE                          8741                         59-3136131
(State or other jurisdiction of   (Primary Standard Industrial          (I.R.S. Employer
 incorporation or organization)   Classification Code Number)         Identification No.)

                            ------------------------

          COAST DENTAL SERVICES, INC.                          TEREK DIASTI, CEO
        6200 COURTNEY CAMPBELL CAUSEWAY,                  COAST DENTAL SERVICES, INC.
                   SUITE 690                            6200 COURTNEY CAMPBELL CAUSEWAY,
                TAMPA, FL 33607                                    SUITE 690
                 (813) 288-1999                                 TAMPA, FL 33607
  (Address, including zip code, and telephone                    (813) 288-1999
   number, including area code, of registrant's     (Name, address, including zip code, and
          principal executive offices)                         telephone number,
                                                   including area code, of agent for service)

                            ------------------------
                                With Copies to:

           DARRELL C. SMITH, ESQUIRE                       JEFFREY M. STEIN, ESQUIRE
         SHUMAKER, LOOP & KENDRICK, LLP                         KING & SPALDING
        101 E. KENNEDY BLVD., SUITE 2800                   191 PEACHTREE STREET, N.E.
              TAMPA, FLORIDA 33602                        ATLANTA, GEORGIA 30303-1763
                 (813) 229-7600                                  (404) 572-4600

                            ------------------------
     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                            ------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The Company estimates that expenses payable by it in connection with the Offering described in this registration statement (other than underwriting discounts and commissions) will be as follows:

    Securities and Exchange Commission registration fee.......................  $  8,364
    NASD filing fee...........................................................     3,260
    Nasdaq National Market listing fee........................................    34,500
    Printing expenses.........................................................   200,000
    Accounting fees and expenses..............................................   140,000
    Legal fees and expenses...................................................   350,000
    Fees and expenses (including legal fees) for qualifications under state
      securities laws.........................................................    25,000
    Registrar and Transfer Agent's fees and expenses..........................     2,500
    Miscellaneous.............................................................    36,376
                                                                                --------
      Total...................................................................  $800,000
                                                                                ========

     All amounts except the Securities and Exchange Commission registration fee, the NASD filing fee and the Nasdaq National Market listing fee are estimated. The Company intends to pay all expenses of registration with respect to shares being sold by the Selling Stockholders hereunder, with the exception of underwriting discounts and commissions.

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law ("DGCL") empowers a corporation, subject to certain limitations, to indemnify its directors and officers against expenses (including attorneys' fees, judgments, fines and certain settlements) actually and reasonably incurred by them in connection with any suit or proceeding to which they are a party so long as they acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to a criminal action or proceeding, so long as they had no reasonable cause to believe their conduct to have been unlawful. The Company's By-laws provide that the Company shall indemnify its directors and such of its officers, employees and agents as it may from time to time designate, to the fullest extent permitted by Section 145 of the DGCL, as now existing or as may hereafter be amended.

     Section 102 of the DGCL permits a Delaware corporation to include in its certificate of incorporation a provision eliminating or limiting a director's liability to a corporation or its stockholders for monetary damages for breaches of fiduciary duty. The enabling statute provides, however, that liability for breaches of the duty of loyalty, acts or omissions not in good faith or involving intentional misconduct or knowing violation of the law, and the unlawful purchase or redemption of stock or payment of unlawful dividends or the receipt of improper personal benefits cannot be eliminated or limited in this manner. The Company's Certificate of Incorporation includes a provision which eliminates, to the fullest extent permitted by the DGCL, director liability for monetary damages for breaches of fiduciary duty. In addition, the Board of Directors of the Company has approved the execution by the Company of indemnification agreements with the Directors and certain officers of the Company, the form of which has been filed as an exhibit to this Registration Statement.

     The Company maintains directors' and officers' liability insurance.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES

     In March 1996, the Company issued an aggregate of 3,840,000 shares of Common Stock in connection with its corporate reorganization. See "Certain Transactions." This transaction was exempt from the registration requirements of the Securities Act pursuant to Section 4(2) because it did not involve any public offering.

     In January and February 1996, the Company reached mutual understandings to provide restricted shares of Common Stock and in April and May 1996 issued 40,000 and 120,000 shares, respectively, as compensation to certain employees, executive officers, and affiliated professionals, pursuant to the Plans. These transactions were exempt from the registration requirements of the Securities Act pursuant to Rule 701.

     In October and November 1996, the Company granted options to purchase 132,849 shares of Common Stock under the Plans to certain employees, executive officers and affiliated professionals. These transactions are exempt from the registration requirements of the Securities Act pursuant to Rule 701. The Company plans to file registration statements on Form S-8 after this Offering to cover sales of shares of Common Stock under the Plans, if any.

     The Company has issued non-negotiable promissory notes to sellers as part of the purchase price in connection with the Company's purchase of the allowable assets of certain dental practices. On April 24, 1996 the Company issued non-negotiable promissory notes totalling $1.2 million to Richard J. Shawn, D.M.D. in connection with the Shawn Acquisition. On September 27, 1996 and September 30, 1996, the Company issued non-negotiable promissory notes totalling $341,250 to Juan A. Soler, D.D.S., Jerry L. Reynolds, D.D.S. and Dan Steele, P.A. in connection with the acquisition of the allowable assets of three dental practices. On October 31, 1996, the Company issued non-negotiable promissory notes totalling $1.5 million to Seminole Dental Center, Seminole Dental West, Seminole Dental South, Michael D. Whitcher, D.D.S. and C. M. Garcia, D.M.D. in connection with the Seminole Acquisition. The Company does not believe that the promissory notes issued in these transactions are a "security" as defined by
Section 2(1) of the Securities Act. However, in the event the promissory notes are deemed to be a security these transactions were exempt from the registration requirements of the Securities Act pursuant to Section 4(2) because they did not involve any public offering.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULE

     (a) EXHIBITS


 EXHIBIT
 NUMBER                                  DESCRIPTION OF EXHIBIT
---------       ------------------------------------------------------------------------
 1.1****   --   Form of Underwriting Agreement.
 2.1**     --   Asset Purchase Agreement dated April 1, by and among Adam Diasti,
                D.D.S., P.A., Coast Dental Services, Inc., Richard J. Shawn D.M.D.,
                P.A., East Coast Dental Management, Inc. and Richard J. Shawn, D.M.D....
 2.2**     --   Asset Purchase Agreement dated October 31, 1996 by and among Coast
                Florida P.A., Coast Dental Services, Inc., Seminole Dental Services,
                Inc., Seminole Dental Center, Seminole Dental West, Seminole Dental
                South, Michael D. Witcher, D.D.S., P.A., Milo R. Novotny, D.D.S., P.A.,
                and C.M. Garcia, D.M.D., P.A............................................
 3.1**     --   Restated Certificate of Incorporation of Coast Dental Services, Inc.....
 3.2*      --   Bylaws of Coast Dental Services, Inc....................................
 4.1*      --   Specimen of Coast Dental Services, Inc. Common Stock Certificate........
 4.2*      --   Business Loan Agreement dated August 15, 1996 between Coast Dental
                Services, Inc. and Barnett Bank, N.A. (Previously filed as Exhibit 10.9 to the Company's Registration Statement on Form S-1 filed on October 7,
                1996 (File No. 333-13613) and incorporated herein by reference.
 4.3****   --   Loan Commitment Letter dated November 7, 1996 between Coast Dental
                Services, Inc. and Barrett Bank, N.A.-Tampa.............................
                (The Company is not filing any instrument with respect to long-term debt that does not exceed 10 percent of the total assets of the Company and the Company agrees to furnish a copy of such instrument to the
                Commission upon request.)
 5.1****   --   Opinion of Shumaker, Loop & Kendrick, LLP as to the Common Stock being registered..............................................................
10.1**     --   Employment Agreement between Coast Dental Services, Inc. and Terek
                Diasti..................................................................
10.2**     --   Employment Agreement between Coast Dental Services, Inc. and Adam
                Diasti, D.D.S...........................................................
10.3*      --   Employment Agreement between Coast Dental Services, Inc. and Joseph R.
                Smith...................................................................
10.4*      --   Coast Dental Services, Inc. Stock Option Plan...........................
10.5*      --   Coast Dental Services, Inc. Affiliated Professional Stock Plan..........
10.6*      --   Services and Support Agreement dated October 1, 1996 between Coast
                Dental Services, Inc. and Coast Florida, P.A............................
10.7*      --   Asset Purchase Agreement dated April 1, 1996 by and among Adam Diasti,
                D.D.S., P.A., Coast Dental Services, Inc., Richard J. Shawn D.M.D.,
                P.A., East Coast Dental Management, Inc. and Richard J. Shawn, D.M.D.,
                filed as Exhibit 2.1 to this Registration Statement and incorporated herein by reference.....................................................
10.8*      --   Promissory Note from Adam Diasti, DDS, P.A., dated June 30, 1996, payable to Coast Dental Services, Inc...................................
10.9*      --   Business Loan Agreement dated August 15, 1996 between Coast Dental
                Services, Inc. and Barnett Bank, N.A....................................
10.10*     --   Form of Indemnification Agreement with officers and directors...........
10.11**    --   Asset Purchase Agreement dated October 31, 1996 by and among Coast
                Florida P.A., Coast Dental Services, Inc., Seminole Dental Services,
                Inc., Seminole Dental Center, Seminole Dental West, Seminole Dental
                South, Michael D. Witcher, D.D.S., P.A., Milo R. Novotny, D.D.S. P.A.,
                and C.M. Garcia D.M.D. P.A., filed as Exhibit 2.2 to this Registration
                Statement and incorporated herein by reference..........................
10.12**    --   Agreement to Transfer Stock and Stock Pledge dated November 1, 1996, by and between Adam Diasti, D.D.S. and Coast Dental Services, Inc..........
10.13****  --   Loan Commitment Letter dated November 7, 1996 between Coast Dental
                Services, Inc. and Barrett Bank, N.A.-Tampa filed as Exhibit 4.3 to the
                Registration Statement and incorporated herein by reference.............

 EXHIBIT
 NUMBER                                  DESCRIPTION OF EXHIBIT
---------       ------------------------------------------------------------------------
16.1       --   Letter from KPMG Peat Marwick LLP.......................................
23.1****   --   Consent of Shumaker, Loop & Kendrick LLP (included in their opinion filed as Exhibit 5.1)...................................................
23.2***    --   Consent of Deloitte & Touche LLP independent certified public accountants.............................................................
27.1**     --   Financial Data Schedule for year ended December 31, 1995 (for SEC use only)...................................................................
27.2**     --   Financial Data Schedule for nine months ended September 30, 1996 (for
                SEC use only)...........................................................


---------------

   * Previously filed as an exhibit with the same exhibit number identification in the Company's Registration Statement on Form S-1 filed on October 7, 1996 (File No. 333-13613) and incorporated herein by reference.
  ** Previously filed as an exhibit with the same exhibit number identification in the Company's Amendment No. 1 to Form S-1 Registration Statement filed on November 12, 1996 and incorporated herein by reference.

 *** Previously filed as an exhibit with the same exhibit number identification in the Company's Amendment No. 2 to Form S-1 Registration Statement filed on December 5, 1996 and incorporated herein by reference.


**** To be filed by amendment to the Company's Form S-1 Registration Statement.


     (b) FINANCIAL STATEMENT SCHEDULES

     All other schedules are omitted because the required information is not present or is not present in amounts sufficient to require submission of the schedule or because the information required is included in the financial statements or notes thereto or the schedule is not required or inapplicable under the related instructions.

ITEM 17.  UNDERTAKINGS.

     (a) The undersigned Registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

     (b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (c) The undersigned Registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Company has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida on December 10, 1996.


                                          COAST DENTAL SERVICES, INC.

                                          By:    /s/ DR. TEREK DIASTI, DVM
                                            ------------------------------------
                                                   Dr. Terek Diasti, DVM
                                                  Chief Executive Officer

                                          By:       /s/ JOSEPH R. SMITH
                                            ------------------------------------
                                                      Joseph R. Smith,
                                                  Chief Financial Officer
                                               (Principal Accounting Officer
                                              and Principal Financial Officer)


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 10, 1996.


                  SIGNATURE                                        TITLE
---------------------------------------------  ----------------------------------------------

          /s/ DR. TEREK DIASTI, DVM            Chief Executive Officer and Chairman of the
---------------------------------------------    Board
            Dr. Terek Diasti, DVM

                      *                        President, Chief Operating Officer and
---------------------------------------------    Director
               Dr. Adam Diasti

             /s/ JOSEPH R. SMITH               Chief Financial Officer, Secretary, Treasurer
---------------------------------------------    and Director
               Joseph R. Smith

        *By /s/ DR. TEREK DIASTI, DVM          as attorneys in fact pursuant to the power of
---------------------------------------------    attorney included in the Registration
           Dr. Terek Disasti, DVM                Statement as originally filed on October 7,
                                                 1996.

             /s/ JOSEPH R. SMITH
---------------------------------------------
               Joseph R. Smith

                                 EXHIBIT INDEX


EXHIBIT                                                                              SEQUENTIALLY
 NUMBER                                 EXHIBIT DESCRIPTION                          NUMBERED PAGE
--------       --------------------------------------------------------------------- -------------
 1.1****    -- Form of Underwriting Agreement.
 2.1**      -- Asset Purchase Agreement dated April 1, by and among Adam Diasti,
               D.D.S., P.A., Coast Dental Services, Inc., Richard J. Shawn D.M.D.,
               P.A., East Coast Dental Management, Inc. and Richard J. Shawn,
               D.M.D................................................................
 2.2**      -- Asset Purchase Agreement dated October 31, 1996 by and among Coast
               Florida P.A., Coast Dental Services, Inc., Seminole Dental Services,
               Inc., Seminole Dental Center, Seminole Dental West, Seminole Dental
               South, Michael D. Witcher, D.D.S., P.A., Milo R. Novotny, D.D.S.,
               P.A., and C.M. Garcia, D.M.D., P.A...................................
 3.1**      -- Restated Certificate of Incorporation of Coast Dental Services,
               Inc..................................................................
 3.2*       -- Bylaws of Coast Dental Services, Inc.................................
 4.1*       -- Specimen of Coast Dental Services, Inc. Common Stock Certificate.....
 4.2*       -- Business Loan Agreement dated August 15, 1996 between Coast Dental
               Services, Inc. and Barnett Bank, N.A. (Previously filed as Exhibit
               10.9 to the Company's Registration Statement on Form S-1 filed on
               October 7, 1996 (File No. 333-13613) and incorporated herein by reference.
 4.3****    -- Loan Commitment Letter dated November 7, 1996 between Coast Dental
               Services, Inc. and Barrett Bank, N.A.-Tampa..........................
               (The Company is not filing any instrument with respect to long-term debt that does not exceed 10 percent of the total assets of the
               Company and the Company agrees to furnish a copy of such instrument to the Commission upon request.)
 5.1****    -- Opinion of Shumaker, Loop & Kendrick, LLP as to the Common Stock
               being registered.....................................................
10.1**      -- Employment Agreement between Coast Dental Services, Inc. and Terek
               Diasti...............................................................
10.2**      -- Employment Agreement between Coast Dental Services, Inc. and Adam
               Diasti, D.D.S........................................................
10.3*       -- Employment Agreement between Coast Dental Services, Inc. and Joseph
               R. Smith.............................................................
10.4*       -- Coast Dental Services, Inc. Stock Option Plan........................
10.5*       -- Coast Dental Services, Inc. Affiliated Professional Stock Plan.......
10.6*       -- Services and Support Agreement dated October 1, 1996 between Coast
               Dental Services, Inc. and Coast Florida, P.A.........................
10.7*       -- Asset Purchase Agreement dated April 1, 1996 by and among Adam
               Diasti, D.D.S., P.A., Coast Dental Services, Inc., Richard J. Shawn
               D.M.D., P.A., East Coast Dental Management, Inc. and Richard J.
               Shawn, D.M.D., filed as Exhibit 2.1 to this Registration Statement and incorporated herein by reference.................................
10.8*       -- Promissory Note from Adam Diasti, DDS, P.A., dated June 30, 1996, payable to Coast Dental Services, Inc................................
10.9*       -- Business Loan Agreement dated August 15, 1996 between Coast Dental
               Services, Inc. and Barnett Bank, N.A.................................
10.10*      -- Form of Indemnification Agreement with officers and directors........

EXHIBIT                                                                              SEQUENTIALLY
 NUMBER                                 EXHIBIT DESCRIPTION                          NUMBERED PAGE
--------       --------------------------------------------------------------------- -------------
10.11**     -- Asset Purchase Agreement dated October 31, 1996 by and among Coast
               Florida P.A., Coast Dental Services, Inc., Seminole Dental Services,
               Inc., Seminole Dental Center, Seminole Dental West, Seminole Dental
               South, Michael D. Witcher, D.D.S., P.A., Milo R. Novotny, D.D.S.
               P.A., and C.M. Garcia D.M.D. P.A., filed as Exhibit 2.2 to this
               Registration Statement and incorporated herein by reference..........
10.12**     -- Agreement to Transfer Stock and Stock Pledge dated November 1, 1996, by and between Adam Diasti, D.D.S. and Coast Dental Services, Inc....
10.13****   -- Loan Commitment Letter dated November 7, 1996 between Coast Dental
               Services, Inc. and Barrett Bank, N.A.-Tampa filed as Exhibit 4.3 to the Registration Statement and incorporated herein by reference......
16.1        -- Letter from KPMG Peat Marwick LLP....................................
23.1****    -- Consent of Shumaker, Loop & Kendrick, LLP (included in their opinion filed as Exhibit 5.1)................................................
23.2***     -- Consent of Deloitte & Touche LLP independent certified public accountants..........................................................
27.1**      -- Financial Data Schedule for year ended December 31, 1995 (for SEC use only)................................................................
27.2**      -- Financial Data Schedule for nine months ended September 30, 1996 (for
               SEC use only)........................................................


---------------

   * Previously filed as an exhibit with the same exhibit number identification in the Company's Registration Statement on Form S-1 filed on October 7, 1996 (File No. 333-13613) and incorporated herein by reference.
  ** Previously filed as an exhibit with the same exhibit number identification in the Company's Amendment No. 1 to Form S-1 Registration Statement filed on November 12, 1996 and incorporated herein by reference.

 *** Previously filed as an exhibit with the same exhibit number indentification in the Company's Amendment No. 2 to Form S-1 Registration Statement filed on December 5, 1996 and incorporated herein by reference.


**** To be filed by amendment to the Company's Form S-1 Registration Statement.